SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The PMI Group, Inc.

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INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 17, 2003

Dear Stockholder,

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of The PMI Group, Inc. to be held on Thursday, May 22, 2003, at 9:00 a.m. Pacific time at our headquarters located at 3003 Oak Road in Walnut Creek, California.

We look forward to greeting as many of our stockholders as are able to join us. As explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purposes of the meeting are the election of directors and the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2003. The Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. At the meeting, we will report on our business and there will be an opportunity for you to ask questions.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

W. Roger Haughton

Chairman of the Board of Directors and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2003, at 9:00 a.m. Pacific time at the Company’s headquarters located at 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect directors to serve until the next annual election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Victor J. Bacigalupi

Senior Executive Vice President,

General Counsel and Secretary

April 17, 2003

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed on or about April 17, 2003 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, May 22, 2003 at 9:00 a.m. Pacific time at the Company’s headquarters located at 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Meeting”).

The Company’s principal executive office is located at 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

RECORD DATE AND SHARES OUTSTANDING.    The record date for determining stockholders entitled to notice of, and to vote at, the Meeting is April 1, 2003 (the “Record Date”). As of that date, approximately 88,941,765 shares of common stock were outstanding.

REVOCABILITY OF PROXIES.    A proxy is revocable by written notice to the Secretary of the Company at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION.    For each matter that may come before the Meeting, each stockholder will be entitled to one vote for each share of common stock registered in the stockholder’s name on the Record Date. The Chairman of the Board will announce the closing of the polls during the Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR –	election to the Board of the 14 individuals nominated by the Board of Directors; and

FOR –	ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2003.

Any other business that may properly come before the meeting will be voted in the discretion of the proxy holder.

The 14 nominees who receive the most votes will be elected to the 14 open directorships even if they get less than a majority of the votes cast. For approval of the appointment of Ernst & Young LLP as auditors (Item 2), more shares must be voted “for” than “against” such proposal.

The holders of a majority of the outstanding shares of common stock on the Record Date present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business of the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to an item. Accordingly, abstentions will have the same effect as a vote “against” Item 2. Broker non-votes (that is, if the broker holding shares of a stockholder in street name does not vote with respect to an item) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to Item 2.

If you are a participant in the Company’s Savings and Profit Sharing Plan or Alternate 401(k) Plan (together, the “Plans”), you will receive a separate proxy that applies to the shares you own through the Plans. Your proxy will serve as a voting instruction for the Plans’ trustees. If no choices are specified, a properly executed proxy will be voted by the Plans’ Investment Committees. If you own shares through the Plans and you do not vote, the Plans’ Investment Committees will vote those shares.

The cost of this solicitation will be borne by the Company. MacKenzie Partners, Inc. has been retained by the Company to assist in the solicitation of proxies at an estimated fee of $4,500 plus reimbursement of reasonable expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, personally or by telephone or telegram, without additional compensation.

The Company’s Annual Report to Stockholders for the year ended December 31, 2002 has been mailed with this document. Stockholders should refer to that Annual Report for financial and other information about the activities of the Company. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Pursuant to the Company’s bylaws and Rule 14a-8 of the Securities and Exchange Commission (“SEC”), stockholders were entitled to present proposals for inclusion in the Company’s proxy statement and form of proxy for the Meeting by writing to the Company’s Secretary by December 16, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement and proxy must have done so not before January 16, 2003, nor later than February 15, 2003, to be timely for consideration at the Meeting.

ITEM 1:    ELECTION OF DIRECTORS

NOMINEES FOR ELECTION.    A Board of 14 directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 14 nominees named below. All of the nominees are presently directors of the Company. Each person elected will serve a one-year term as a director until the next Annual Meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

MARIANN BYERWALTER

DR. JAMES C. CASTLE

CARMINE GUERRO

W. ROGER HAUGHTON

WAYNE E. HEDIEN

LOUIS G. LOWER II

RAYMOND L. OCAMPO JR.

JOHN D. ROACH

DR. KENNETH T. ROSEN

STEVEN L. SCHEID

L. STEPHEN SMITH

RICHARD L. THOMAS

MARY LEE WIDENER

RONALD H. ZECH

STOCKHOLDER VOTE REQUIRED.    Directors will be elected by a plurality of the votes cast at the Meeting. Only votes cast for a nominee will be counted. Votes cast include votes under proxies that are signed, but that do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the  accompanying proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast. The Company’s bylaws and proxy rules promulgated by the SEC provide that stockholders may submit nominations for directors at an Annual Meeting if they comply with certain requirements. Any nomination for director submitted by a stockholder must have been delivered to or mailed and received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. No untimely nomination will be considered.

Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Meeting any of the nominees named above is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election as directors for such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE, AND UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

NOMINEES FOR DIRECTOR.    Set forth below is certain information for each nominee, based on data furnished by them.

MARIANN BYERWALTER, 42, has been a director of the Company since May 2001. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC, a privately-held advisory services firm. Ms. Byerwalter served as Chief Financial Officer and Vice President for Business Affairs of Stanford University from February 1996 through February 2001. Prior to joining Stanford University, she was a partner and co-founder of America First Financial Corporation from 1987 through January 1996. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and a director of America First Eureka Holdings, the holding company for EurekaBank, a publicly-traded institution. She was the Chief Financial Officer of EurekaBank from 1993 to 1996 and was a member of its board of directors from 1988 until the company was sold in 1998. Ms. Byerwalter currently serves on the boards of SchwabFunds, SRI International, Redwood Trust, Inc. and America First Companies. She serves as a director and as Chair of the audit committees of the Stanford Hospital & Clinics and the Lucile Packard Children’s Hospital. She also serves on the board of trustees of Stanford University. She is Chair of the Company’s Audit Committee.

DR. JAMES C. CASTLE, 66, has been a director of the Company since May 1997. Dr. Castle is currently President and Chief Executive Officer of Castle Information Technologies, LLC, a provider of information technology and board of director consulting services. Dr. Castle was Chairman and Chief Executive Officer of DST Systems of California, Inc. (formerly knows as USCS International, Inc.) from 1992 until he retired in April 2002. Dr. Castle served as Chief Executive Officer and director of Teradata Corporation from August 1991 through April 1992. Dr. Castle also serves on the boards of ADC Telecommunications, Inc. and Southwest Water Co. He is a member of the Audit Committee.

CARMINE GUERRO, 61, has been a director of the Company since August 2002. Mr. Guerro has been Chairman of Grosvenor Americas Limited, a private property development and investment company, since March 2002. Prior thereto, he was a partner at PricewaterhouseCoopers for 26 years, holding a variety of positions including Vice Chairman of Client Service and Cluster Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations have included President of the International Diplomacy Council of the Bay Area, Chairman of the U.C. Berkeley

Business School Professional Accounting Program, and member of the board of directors for the Bay Area Council. He is Vice Chair of the Audit Committee.

W. ROGER HAUGHTON, 55, is Chairman of the Board and Chief Executive Officer of the Company and its subsidiary PMI Mortgage Insurance Co. (“PMI”). He brings more than 33 years of experience to his positions. Mr. Haughton joined the Company in 1985 from Allstate Insurance Company, where he held various underwriting positions since 1969. He was appointed President and Chief Executive Officer of PMI in January 1993. He became President, Chief Executive Officer and a director of the Company when the Company went public in April 1995, and was elected Chairman of the Board in May 1998. A graduate of the University of California at Santa Barbara, Mr. Haughton holds a B.A. in economics. He is a member of the executive committee and past President and current Vice President of Mortgage Insurance Companies of America, the industry trade association. Mr. Haughton has a long history of active volunteerism with various affordable housing organizations, including Habitat for Humanity, and is on the board and is a former Chairman of Social Compact, a Washington D.C. organization dedicated to promoting revitalization of America’s inner cities. He is also on the executive committee and board of San Francisco’s Bay Area Council and was recently elected to the board of the National Council of La Raza, a non-profit organization dedicated to reducing poverty and discrimination, and improving life opportunities, for Hispanic Americans. Mr. Haughton is a trustee for the University of California at Santa Barbara, and he also serves on the policy advisory boards for both the Fisher Center for Real Estate & Urban Economics at the University of California at Berkeley and the School of Real Estate at the University of San Diego.

WAYNE E. HEDIEN, 69, has been a director of the Company since January 1995 and was a director of PMI from February 1983 through May 1990 and from April 1992 through January 1995. Mr. Hedien was the Chairman of the Board of Allstate Insurance Company from July 1989 through December 1994 and was elected to the same position with The Allstate Corporation in March 1993 in preparation for The Allstate Corporation’s initial public offering. He held a variety of senior executive positions with Allstate Insurance Company and its affiliates prior to his retirement in December 1994. He is also on the board of directors of the Morgan Stanley Funds. He is a member of the Governance and Nominating Committee and the Compensation Committee.

LOUIS G. LOWER II, 57, has been a director of the Company since May 2001. Mr. Lower has been President and Chief Executive Officer of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, since February 2000. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer since 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower serves on the boards of directors of Horace Mann and the National Education Association Foundation for the Improvement of Education. He is a director and past Chairman of Life Office Management Association and has served on the Boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities and the American College. He is a member of the Compensation Committee.

RAYMOND L. OCAMPO JR., 50, has been a director of the Company since May 1999. He has been a member of the board of directors of the Berkeley Center for Law & Technology since January 2000 and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the board of directors of Pinpoint Solutions Corporation, and previously served on the boards of directors of Vantive Corporation, Spruce Technologies, Inc., Syncronex, Inc., Blackboard Entertainment Inc., HolaMujer Corporation and Teamscape Corporation. He is Vice Chair of the Compensation Committee.

JOHN D. ROACH, 59, has been a director of the Company since May 1997. Mr. Roach is the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, and Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation (MRO) supplies and products to the welding, safety and industrial markets. He was previously the Chairman, President and Chief Executive Officer of Builders FirstSource. Prior to joining Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, serving last as Executive Vice President and President of Building Products Operations. Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates; Booz Allen Hamilton; and The Boston Consulting Group. Mr. Roach currently serves on the boards of Kaiser Aluminum Corporation, URS Corporation and Material Sciences. Mr. Roach has previously served on the boards of directors for Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems and Washington Group International. He is a member of the Audit Committee and the Governance and Nominating Committee.

DR. KENNETH T. ROSEN, 54, has been a director of the Company since January 1995 and was a director of PMI from October 1993 through January 1995. Dr. Rosen has been a Professor of Business Administration at the Haas School of Business since July 1978, and Chairman of the Fisher Center for Real Estate & Urban Economics since 1979, each at the University of California at Berkeley. He is also Chairman of the Rosen Consulting Group, a real estate and mortgage market consulting firm. Dr. Rosen serves as the Chairman of Lend Lease Rosen Real Estate Securities. Dr. Rosen is also on the boards of directors of Golden West Financial Corporation and Avatar Holdings, Inc. He is a member of the Compensation Committee.

STEVEN L. SCHEID, 49, has been a director of the Company since August 2002. Prior to his retirement in 2002, Mr. Scheid served as Vice Chairman of Charles Schwab & Co., Inc. and President of Schwab’s retail group since 1999. Prior thereto, Mr. Scheid headed Schwab’s financial products and services group and was the firm’s Chief Financial Officer from 1996 through 1999. Prior to joining Schwab, he was with First Interstate BanCorp and its affiliates, where his responsibilities included serving as First Interstate’s Executive Vice President of Finance and Principal Financial Officer, as well as managing an affiliate’s retail investment sales and human resources division. Mr. Scheid also serves on the board of directors of Autodesk, Inc. and Janus Capital Group, Inc. Mr. Scheid is a member of the Compensation Committee.

L. STEPHEN SMITH, 53, has been a director of the Company since February 2002. Mr. Smith has been President and Chief Operating Officer of the Company and PMI since September 1998. Prior thereto he was Executive Vice President of Marketing and Field Operations of PMI since May 1994 and was elected to the same positions with the Company in January 1995. Prior thereto he held various executive positions with PMI since 1991. Mr. Smith joined PMI in 1979.

RICHARD L. THOMAS, 72, has been a director of the Company since July 1996. Mr. Thomas is the retired Chairman of First Chicago NBD Corporation and its principal subsidiary, The First National Bank of Chicago. From January 1, 1992 until December 1, 1995, he was Chairman and Chief Executive Officer of First Chicago Corporation, after which he served as Chairman of First Chicago NBD Corporation until May 1996. Mr. Thomas is also on the boards of directors of IMC Global, Inc., Sabre Holdings Corporation, Sara Lee Corporation and Exelon Corporation. He is Chair of the Governance and Nominating Committee and a member of the Audit Committee.

MARY LEE WIDENER, 64, has been a director of the Company since January 1995 and was a director of PMI from October 1993 through January 1995. Ms. Widener has been Chief Executive Officer of Neighborhood Housing Services of America, Inc. since May 1974. Ms. Widener has been the Chairperson of the board of directors of the Federal Home Loan Bank of San Francisco since 1994, serves as Vice Chairperson of the board of directors of Social Compact and is a member of the board of directors of the S.H. Cowell Foundation. She is a member of the Audit Committee.

RONALD H. ZECH, 59, has been a director of the Company since May 1998. He is currently Chairman, Chief Executive Officer and President of GATX Corporation, a leading provider of specialized finance and leasing solutions to businesses and partners worldwide. GATX Corporation focuses on primarily rail, aircraft, technology and marine assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994. Mr. Zech previously served as President and Chief Executive Officer of GATX Capital Corporation from 1984 to 1994. Mr. Zech is also on the board of directors of McGrath RentCorp. He is Chair of the Compensation Committee and a member of the Governance and Nominating Committee.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS.    The Board of Directors held seven meetings and acted by written consent five times during 2002. The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Nominating Committee and has determined that only outside, non-employee directors may serve on the committees. The members and chair of each committee are determined from time to time by the Board. Each committee has the authority to retain special legal, accounting or other advisors. During 2002, each director attended at least 75% of the Board meetings and meetings of committees of which he or she is a member.

During 2002, non-management directors met in executive sessions without management at each meeting of the Board of Directors. The Chair of the Governance and Nominating Committee has been chosen to preside over such executive sessions commencing in February 2003.

The Audit Committee consists of Mariann Byerwalter, Chair, Carmine Guerro, Vice Chair, James C. Castle, John D. Roach, Richard L. Thomas and Mary Lee Widener. The committee held four meetings and acted by written consent once in 2002. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report included in this Proxy Statement as Appendix A and the Audit Committee Charter included in this Proxy Statement as Appendix B.

The Compensation Committee consists of Ronald H. Zech, Chair, Raymond L. Ocampo Jr., Vice Chair, Wayne E. Hedien, Louis G. Lower II, Dr. Kenneth T. Rosen and Steven L. Scheid. The committee held five meetings and acted by written consent five times in 2002. The committee reviews and approves all compensation actions relating to the Chief Executive Officer. The committee also reviews and sets base salary levels, annual incentive awards and long-term incentives for those executive officers who have company-wide authority with salaries exceeding levels set by the Board of Directors or who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee’s Report on Executive Compensation is included in this Proxy Statement.

The Governance and Nominating Committee consists of Richard L. Thomas, Chair, Wayne E. Hedien, John D. Roach and Ronald H. Zech. The committee held five meetings in 2002. The committee develops and monitors the Company’s corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. The committee makes periodic reports to the Board of Directors regarding the Company’s governance practices. The committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. The committee advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The committee also considers nominees recommended by stockholders, and any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The committee also reviews recommendations regarding director compensation.

The Governance and Nominating Committee and the Board of Directors review at least annually the Company’s Board Guidelines on Significant Corporate Governance Issues (the “Guidelines”), which the Company adopted when it went public in 1995. The Guidelines have been updated and revised as a result of such reviews, including certain revisions early this year in light of the Sarbanes-Oxley Act of 2002 and SEC rulemaking activities. It is anticipated that the Guidelines will be amended in the event that the corporate governance rules proposed by the New York Stock Exchange are finalized. A copy of the Guidelines is included in this Proxy Statement as Appendix C.

DIRECTORS’ STOCK OWNERSHIP GUIDELINES.    In order to more closely align the interests of non-employee directors with those of the Company’s stockholders, the Board of Directors established stock ownership guidelines for all non-employee directors. The desired level of stock ownership is to be achieved over a period of five years from the date of first election or appointment as a director. Non-employee directors are expected to own common stock of the Company that has a market value equal to a minimum of five times a director’s annual retainer fee. Stock owned for purposes of the guidelines include: (a) shares purchased in the open market or upon the exercise of options, including shares held in a retirement plan, (b) stock awarded under The PMI Group, Inc. Stock Plan For Non-Employee Directors (the “Non-Employee Director Plan”), (c) stock awarded under The PMI Group, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), (d) common stock equivalents held in The PMI Group, Inc. Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”), and (e) vested stock options that have an exercise price below the current market price for the Company’s common stock. As of February 28, 2003, non-employee directors Byerwalter, Dr. Castle, Guerro, Hedien, Lower II, Ocampo Jr., Roach, Dr. Rosen, Scheid, Thomas, Widener and Zech have met approximately 33%, 539%, 12%, 463%, 60%, 290%, 642%, 465%, 12%, 3372%, 287%, and 255%, respectively, of the stock ownership guidelines based on the closing price of the Company’s common stock on February 28, 2003 of $27.10 per share.

DIRECTORS’ COMPENSATION AND BENEFITS.    Directors who are employees of the Company or its subsidiaries do not receive additional compensation for their services as directors. Non-employee directors receive fees and other compensation benefits for their service as directors, as set forth in the following table.

NON-EMPLOYEE DIRECTORS’ COMPENSATION AND BENEFITS

	Annual Retainer Fees(1)	Initial Grant of Stock Options(2)	Annual Grant of Stock Options(3)	Annual Grant of Restricted Common Stock(4)
Board Members	$25,000	2,500 shares	5,625 shares	675 shares
Chair of Audit Committee	$10,000	N/A	N/A	N/A
Chairs of Compensation and Governance and Nominating Committees	$6,000	N/A	N/A	N/A

(1)	Under the Directors’ Deferred Compensation Plan, each non-employee director may defer receipt of his or her retainer fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of the Company’s common stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of the Company’s common stock, including reinvestment of any dividends. At the time a director makes a deferral election, he or she must also elect the time and method for payment of the deferred amounts. Phantom shares of the Company’s common stock will be paid in cash. Directors are also reimbursed for reasonable expenses to attend meetings.
(2)	Stock options are awarded as soon as administratively practicable after the director first joins the Board. The options granted become exercisable on the first anniversary of the date of grant, assuming continued service on the Board. The exercise price per share is equal to 100 percent of the fair market value of a share of the Company’s common stock on the date of grant.
(3)

Stock options are granted as of the first business day in June of each year (assuming that a director remains an eligible non-employee director). The exercise price per share is equal to 100 percent of the fair market value of a share of the Company’s common stock on the date of grant. The options granted become exercisable on the first anniversary of the date of grant. All options granted to non-employee directors have a term of not more than ten years from the date of grant. If a director terminates service on the Board prior to an option’s normal expiration date, the exercise period of the option may be shorter, depending upon the reason for the termination.

(4)	Granted for each full year of service and prorated for service of less than one year. Shares of restricted stock are awarded as of the first business day in June of each year (assuming that a director remains an eligible non- employee director). Each non-employee director may receive only one award of restricted common stock during any calendar year. The number of shares of restricted stock awarded to any non-employee director will be reduced as necessary so that the fair market value of the shares on the date of award does not exceed $40,000. Any shares of restricted stock will vest six months after the applicable grant date. Each non-employee director also receives an annual cash payment equal to the estimated tax liability on the award of restricted stock, including taxes payable on the amount of the tax cash payment.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2003, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by the Company to be the beneficial owners of five percent or more of the Company’s common stock, (b) each nominee and current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director nominees and executive officers of the Company as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time within 60 days of February 28, 2003, through the exercise of any option, warrant, right or convertible security.

COMMON STOCK BENEFICIALLY OWNED (1)

Beneficial Owner	Number of Shares	Percentage of Class (%)
CAPITAL GROUP INTERNATIONAL, INC. (2) 11100 Santa Monica Boulevard Los Angeles, California 90025	7,922,480	8.92

FMR CORP. (3) 82 Devonshire Street Boston, Massachusetts 02109	7,784,396	8.76

INVESCO INSTITUTIONAL (NA), INC. (4) 1315 Peachtree Street, NE Atlanta, Georgia 30309	5,815,052	6.55

CAPITAL GUARDIAN TRUST COMPANY (5) 11100 Santa Monica Boulevard Los Angeles, California 90025	5,003,270	5.63

AXA FINANCIAL, INC. (6) 1290 Avenue of the Americas New York, New York 10104	4,784,908	5.39

Directors and Nominees
Mariann Byerwalter (7)	5,543	*
Dr. James C. Castle (8)	49,643	*
Carmine Guerro (9)	563	*
W. Roger Haughton (10)	900,096	1.01
Wayne E. Hedien (11)	53,393	*
Louis G. Lower II (12)	5,543	*
Raymond L. Ocampo Jr. (13).	30,343	*
John D. Roach (14).	54,143	*
Dr. Kenneth T. Rosen (15)	49,793	*
Steven L. Scheid (16)	563	*
L. Stephen Smith (17)	367,797	*
Richard L. Thomas (18)	182,093	*
Mary Lee Widener (19)	43,748	*
Ronald H. Zech (20)	35,743	*

Other Executive Officers
Claude J. Seaman (21)	192,290	*
John M. Lorenzen, Jr. (22)	287,084	*
Victor J. Bacigalupi (23)	146,754	*

All Directors, Nominees and Executive Officers as a group (17 persons including those named above) (24)	2,405,132	2.71

* Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 88,821,747 shares of the Company’s common stock outstanding as of February 28, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Based on Amendment No. 4 to Schedule 13G filed jointly by Capital Group International, Inc. (“Capital Group”) and Capital Guardian Trust Company (“Capital Guardian Trust”) with the SEC on February 11, 2003, Capital Group beneficially owned 7,922,480 shares and held sole voting power as to 6,774,480 of such shares and held sole dispositive power as to all shares beneficially owned. According to the filing, Capital Group had no shared voting or shared dispositive power over such shares and disclaimed beneficial ownership of all such shares.

(3)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2003, FMR Corp. (“FMR”) held sole voting power as to 796 of such shares and held sole dispositive power as to all of such shares. According to the filing, FMR had no shared voting or shared dispositive power over such shares.

(4)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on May 20, 2002, Invesco Institutional (NA), Inc. had shared voting and shared dispositive power over all of such shares.

(5)	Based on Amendment No. 4 to Schedule 13G filed jointly by Capital Group and Capital Guardian Trust with the SEC on February 11, 2003, Capital Guardian Trust beneficially owned 5,003,270 shares and held sole voting power as to 3,855,270 of such shares and held sole dispositive power as to all shares beneficially owned. According to the filing, Capital Guardian Trust had no shared voting or shared dispositive power over such shares and disclaimed beneficial ownership of all such shares.

(6)	Based on Amendment No. 10 to Schedule 13G filed jointly by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and their subsidiaries (collectively, “AXA”) with the SEC on February 12, 2003. According to the filing, AXA held sole voting power as to 1,786,048 of such shares, held shared voting power as to 2,805,140 of such shares, and held sole dispositive power as to all shares beneficially owned.

(7)	Includes 1,543 shares and options to purchase 4,000 shares of common stock exercisable within 60 days of February 28, 2003.

(8)	Includes 13,643 shares and options to purchase 36,000 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 5,561 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(9)	Represents 563 shares.

(10)	Includes 28,207 shares, options to purchase 860,639 shares of common stock exercisable within 60 days of February 28, 2003, 9,494 shares of common stock deemed owned under The PMI Group, Inc. Savings and Profit-Sharing Plan (the “401(k) Plan”), 1,586 shares of common stock deemed owned under The PMI Group, Inc. Employee Stock Purchase Plan (the “ESPP”) and 170 shares owned by members of Mr. Haughton’s immediate family. Does not include 64,054 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the The PMI Group, Inc. Officer Deferred Compensation Plan (the “Officer Deferred Compensation Plan”).

(11)	Includes 12,893 shares and options to purchase 40,500 shares of common stock exercisable within 60 days of February 28, 2003.

(12)	Includes 1,543 shares and options to purchase 4,000 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 1,230 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(13)	Includes 7,343 shares and options to purchase 23,000 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 3,224 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(14)	Includes 18,143 shares and options to purchase 36,000 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 5,849 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(15)	Includes 9,293 shares and options to purchase 40,500 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 3,733 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(16)	Represents 563 shares.

(17)	Includes 6,578 shares, options to purchase 335,735 shares of common stock exercisable within 60 days of February 28, 2003, 23,061 shares of common stock deemed owned under the 401(k) Plan, and 2,423 shares of common stock deemed owned under the ESPP. Does not include 18,522 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

(18)	Includes 142,343 shares and options to purchase 39,750 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 5,277 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan; 20,000 shares of common stock held by the Thomas Family Limited Partnership, in which Mr. Thomas has a 2.5% ownership interest; and 4,000 shares of common stock held in a charitable remainder unitrust of which Mr. Thomas is a trust beneficiary.

(19)	Includes 6,168 shares and options to purchase 37,580 shares of common stock exercisable within 60 days of February 28, 2003.

(20)	Includes 4,243 shares and options to purchase 31,500 shares of common stock exercisable within 60 days of February 28, 2003. Does not include 4,418 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(21)	Includes 28,316 shares held by the Claude J. Seaman and Nita Lee Seaman 2002 Family Trust, of which Mr. Seaman is co-trustee, options to purchase 162,008 shares of common stock exercisable within 60 days of February 28, 2003, and 1,966 shares of common stock deemed owned under the 401(k) Plan. Mr. Seaman retired from the Company on December 31, 2002.

(22)	Includes 48,140 shares, options to purchase 234,552 shares of common stock exercisable within 60 days of February 28, 2003, 1,969 shares of common stock deemed owned under the 401(k) Plan, and 2,423 shares of common stock deemed owned under the ESPP. Does not include 14,056 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan. Mr. Lorenzen retired from the Company on March 31, 2003.

(23)	Includes 10,644 shares, options to purchase 134,607 shares of common stock exercisable within 60 days of February 28, 2003, 1,501 shares of common stock deemed owned under the 401(k) Plan, and two shares of common stock owned under the ESPP. Does not include 8,954 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

(24)	See notes 7 through 23 above.

EXECUTIVE COMPENSATION

Except as otherwise indicated, the following Summary Compensation Table sets forth information on compensation for the last three years for the Chief Executive Officer and for each of the four most highly compensated executive officers of the Company during 2002 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name and				Restricted Stock	Securities Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus (1)	Awards	Options (#)	Payouts (2) ($)	Compensation (3)
W. ROGER HAUGHTON Chairman of the Board and Chief Executive Officer	2002 2001 2000	$650,000 625,000 575,000	$908,664 944,821 852,171	0 0 0	133,565 155,696 160,000	$0 0 453,395	$168,030 130,818 10,200

L. STEPHEN SMITH Director, President and Chief Operating Officer	2002 2001 2000	384,000 370,000 353,600	483,130 505,000 465,821	0 0 0	70,774 76,000 103,500	0 0 195,332	47,390 92,823 10 ,200

CLAUDE J. SEAMAN (4) President International and Strategic Investments	2002 2001 2000	312,000 300,000 276,400	348,927 365,000 295,848	0 0 0	50,640 53,368 65,972	0 0 165,707	10,200 10,200 10,200

VICTOR J. BACIGALUPI Senior Executive Vice President, Secretary and General Counsel	2002 2001 2000	290,000 270,000 250,000	283,783 290,000 267,590	0 0 0	36,492 42,000 53,262	0 0 127,633	10,200 10,200 27,915

JOHN M. LORENZEN, JR. (5) Executive Vice President and Chief Financial Officer	2002 2001 2000	285,000 275,000 261,000	278,890 285,000 279,364	0 0 0	38,420 43,056 53,000	0 0 176,861	10,200 35,999 42,237

Note:	Executives also receive financial planning assistance, automobile allowance and reimbursed parking, but such amounts did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of each executive.
(1)	Bonus amounts shown for 2002 were earned during 2002 and paid in 2003.
(2)	Represents payouts of performance shares awarded under the Equity Incentive Plan paid in 2002 for performance in 2001.
(3)	All Other Compensation for 2002 represents employer-matching contributions of $10,200 to each of the Named Executive Officer’s accounts under the 401(k) Plan; and a matching contribution under the Officer Deferred Compensation Plan to the accounts of Mr. Haughton and Mr. Smith of 5,254 and 1,238 shares of the Company’s common stock equivalents, respectively, valued at $30.04 per share, the closing price of the Company’s common stock on December 31, 2002.
(4)	Mr. Seaman retired on December 31, 2002.
(5)	Mr. Lorenzen retired on March 31, 2003.

OPTION GRANTS. The following table is a summary of all stock options granted by the Company to the Named Executive Officers during 2002. Individual grants are listed separately for each Named Executive Officer. The Company has not granted any stock appreciation rights. All option information has been adjusted to reflect the Company’s 2-for-1 stock split on June 17, 2002.

OPTION GRANTS IN 2002

						Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
	Number of Shares Underlying Options		% of Total Options Granted to All Employees in	Exercise Price	Expiration
Name	Granted (1)		Fiscal Year (2)	($/Share)	Date	5% ($)	10% ($)
W. Roger Haughton	130,000		13.7	$35.21	2/20/2012	$2,878,639	$7,295,037
	2,064	*	.2	33.87	3/4/2006	15,761	34,088
	1,501	*	.2	30.32	3/4/2006	7,697	16,246

L. Stephen Smith	60,000		6.3	35.21	2/20/2012	1,328,603	3,366,940
	5,628	*	.6	35.71	2/18/2009	82,461	192,412
	2,278	*	.2	35.39	2/18/2009	32,820	76,484
	2,220	*	.2	35.71	3/4/2006	17,485	37,735
	552	*	.1	35.39	2/18/2009	7,953	18,533
	96	*	.0	35.39	2/18/2009	739	1,594

Claude J. Seaman	38,000		4.0	35.21	2/20/2012	841,448	2,132,396
	4,832	*	.5	35.70	3/4/2006	37,316	80,388
	3,618	*	.4	35.70	2/18/2009	52,388	122,014
	2,440	*	.3	35.25	2/12/2008	29,052	65,846
	1,744	*	.2	32.77	3/4/2006	9,827	20,766
	6	*	.0	35.70	2/12/2008	72	164

Victor J. Bacigalupi	31,000		3.3	35.21	2/20/2012	686,445	1,739,586
	4,782	*	.5	34.69	2/11/2007	45,973	101,625
	710	*	.1	35.59	2/11/2007	6,908	15,247

John M. Lorenzen, Jr.	30,000		3.2	35.21	2/20/2012	234,350	506,059
	3,280	*	.3	35.39	3/4/2006	25,772	55,657
	5,140	*	.5	42.19	3/4/2006	45,433	97,590

*	Reload options
(1)	The options generally have a per share exercise price equal to the fair market value of a share of common stock on the grant date and vest in three equal installments on the first, second and third anniversaries of the grant date, assuming continued employment with the Company. Options granted also include “reload options,” which are granted by the Company to an optionee upon such optionee’s exercise of a previously granted option by payment of the exercise price with already-owned shares of the Company’s common stock pursuant to the Equity Incentive Plan. Reload options are exercisable on the same terms and conditions as the previously granted option, except that the reload options vest six months after the grant date and have a per share exercise price equal to the fair market value of a share of common stock on the grant date. The required exercise price and tax withholding may be paid in cash and/or shares of common stock that would otherwise have been received on exercise.
(2)	Represents percentage of total options to purchase common stock granted under the Equity Incentive Plan to employees of the Company and its subsidiaries during 2002.
(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

The following table shows the number of common stock shares acquired on the exercise of stock options during 2002, value realized on the exercise of such options, and the number of common stock shares underlying unexercised options and the value of options outstanding as of December 31, 2002 for each of the Named Executive Officers. The Company has not granted any stock appreciation rights. All option information has been adjusted to reflect the Company’s 2-for-1 stock split on June 17, 2002.

OPTIONS OUTSTANDING

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
	Shares Acquired on	Value
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
W. Roger Haughton	26,112	$598,956	623,284	380,695	$8,231,370	$1,298,896
L. Stephen Smith	105,980	2,525,383	213,477	197,939	2,265,690	683,069
Claude J. Seaman	124,390	2,144,320	23,800	138,208	70,944	468,361
Victor J. Bacigalupi	56,242	1,201,828	68,188	104,746	552,198	377,810
John M. Lorenzen, Jr.	80,678	2,065,774	119,680	114,872	1,225,094	416,775

(1)	Value is based on the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2002 of $30.04 per share, less the exercise price of the option.

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of OutstandingOptions, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders (i.e., Equity Incentive Plan and ESPP)	5,275,046	$25.00	8,413,199
Equity compensation plans not approved by security holders (i.e., Officer Deferred Compensation Plan (1))	—	—	36,335
Total	5,275,046	$25.00	8,449,534

(1)	The Officer Deferred Compensation Plan is described on page 15 of this Proxy Statement.

LONG-TERM INCENTIVE PLAN AWARDS.    No performance share awards or any other long-term incentive plan awards, except for stock option grants, were made to the Named Executive Officers during 2002.

CHANGE OF CONTROL ARRANGEMENTS.    The Equity Incentive Plan and the Officer Deferred Compensation Plan both provide that upon a change of control, all outstanding stock options, restricted stock, performance shares and other common stock equivalents will become 100% vested and immediately exercisable. Under the Equity Incentive Plan, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of the Company’s common stock (excluding acquisition directly from the Company, or by any employee benefit plan sponsored or maintained by the Company); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board);

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity unless, following such business combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock and outstanding voting securities of the Company immediately prior to such business combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The Company has also entered into Change of Control Employment Agreements (“Employment Agreements”) with certain senior officers of the Company, including Messrs. Haughton, Smith and Bacigalupi (the “Executives”), each Employment Agreement originally dated as of February 12, 1998. The Company believes it is imperative to be able to maintain a stable and competent management base, and that the continued success of the Company depends, to a significant degree, on the skills and competence of its senior officers. The Employment Agreements are intended to assure that the Company will have the continued dedication of its senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from the possibility, threat or occurrence of a change of control of the Company. Generally, severance benefits will be triggered under the Employment Agreements if a change of control occurs and the Executive’s employment is terminated (a) by the Executive for “Good Reason,” as defined in the Employment Agreements, or (b) by the Company other than for “Cause,” “Death” or “Disability,” as defined in the Employment Agreements, during the three year period following a change of control. Under the Employment Agreements, “change of control” generally means (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of the Company’s common stock (excluding acquisition directly from the Company, or by any employee benefit plan sponsored or maintained by the Company); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board; (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity unless, following such business combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock and outstanding voting securities of the Company immediately prior to such business combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Payments and benefits payable under the Employment Agreements under these circumstances include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the Executive’s annual base salary through the date of termination; a pro rata portion of the greater of either the executive’s highest bonus earned under the Company’s annual incentive plans for the last three full fiscal years preceding the change of control or the executive’s annual bonus earned during the last fiscal year prior to termination; any compensation previously deferred by the Executive; and any accrued vacation pay; (ii) up to three times (depending on the Executive involved) the sum of the Executive’s annual base salary and the greater of either the Executive’s highest bonus earned under the Company’s annual incentive plans for the last three full fiscal years preceding the change of control or the Executive’s annual bonus earned during the last fiscal year prior to termination; and (iii) the difference between the aggregate benefit under The PMI Group, Inc. Retirement Plan, as amended (the “Retirement Plan”), and The PMI Group, Inc. Supplemental Employee Retirement Plan (“SERP”) benefit which the Executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the Executive involved) after the date of termination, and the actual vested benefit under such plans as of the date of the Executive’s termination of employment, except that Executives aged 50 or over shall be deemed fully eligible for retiree health benefits; continuation of welfare benefit plan coverage for up to three years (depending on the Executive involved); and outplacement services not to exceed 15% of base salary. Under certain circumstances, a portion of the present value of the benefits payable under the Employment Agreement or upon the acceleration of the vesting of all outstanding stock options, restricted stock and performance shares could be subject to a 20% excise tax under the Internal Revenue Code, as amended (the “Code”), and be nondeductible by the Company. The Company has agreed, subject to limited exceptions, to reimburse the Executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES.    The Compensation Committee of the Board of Directors has established stock ownership guidelines for the Company’s senior executive officers. The desired level of stock ownership is to be achieved over a period of five years from the date an individual becomes an executive officer. Executive officers are expected to own the Company’s common stock which has a market value equal to a minimum range from two to three times such executive officer’s average annual base salary over the past five years. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirect ownership through the Company’s 401(k) Plan, deferred compensation or equity incentive plans, or through vested stock options where the exercise price is less than the current market price of the Company’s common stock (and such vested options are valued at the amount by which the market price of the Company’s common stock exceeds the option’s exercise price). As of February 28, 2003, Messrs. Haughton, Smith, Bacigalupi and Lorenzen have met approximately 577%, 327%, 228% and 563%, respectively, of the stock ownership guidelines based on the closing price of the Company’s common stock on February 28, 2003 of $27.10 per share.

GENERAL COMPENSATION AND BENEFIT PLANS.    The Named Executive Officers participate in certain stock option, retirement and profit-sharing plans sponsored by the Company, some of which are intended to qualify for tax-favored treatment under the Code. These plans include the Equity Incentive Plan; the Retirement Plan, a defined benefit pension plan intended to qualify under Section 401(a) of the Code; the SERP, a nonqualified plan generally designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code; and the ESPP. The Named Executive Officers are eligible to participate in the Officer Deferred Compensation Plan, which permits each participant to elect to defer receipt of part or all of his or her eligible compensation on a pre-tax basis. Under the Officer Deferred Compensation Plan, the Company makes a matching contribution for each participant equal to 25% of the amount a participant has deferred into the Company’s common stock equivalent fund. The matching contribution is made in common stock equivalents and vests after three years, except in the event of a change of control, in which case the vesting is automatic. In addition, the Named Executive Officers are eligible to participate in the 401(k) Plan, a defined contribution plan intended to qualify under Section 401(a) of the Code. The Company also makes matching and discretionary matching contributions to the 401(k) Plan.

The pension benefit under the Retirement Plan and SERP generally is based on the executive’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service. Credited service under the Retirement Plan includes only service after the completion of the Company’s initial public offering in April 1995. Credited service for the SERP includes all service with the Company, Sears, Roebuck and Co. and Allstate Insurance Company. Benefits are computed on a straight-line annuity basis and are not subject to deduction for social security or other offset amounts. In 2002, the Retirement Plan was amended to shift certain benefits from the SERP to the Retirement Plan. The amendment, referred to as a “QSERP,” did not change the amount of benefits received by participants in either the Retirement Plan or the SERP.

The following table indicates the annual benefits the Named Executive Officers would receive at their normal retirement date if they continue as Company employees at the specified levels of compensation and for the years of credited service under the combined formulas of the Retirement Plan and the SERP.

PENSION PLAN TABLE

REMUNERATION	YEARS OF SERVICE
	15	20	25	30	35
300,000	95,000	127,000	159,000	191,000	223,000
400,000	128,000	171,000	214,000	257,000	300,000
500,000	161,000	215,000	269,000	323,000	377,000
600,000	194,000	259,000	324,000	389,000	454,000
700,000	227,000	303,000	379,000	455,000	531,000
800,000	260,000	347,000	434,000	521,000	608,000
900,000	293,000	391,000	489,000	587,000	685,000
1,000,000	326,000	435,000	544,000	653,000	762,000
1,100,000	359,000	479,000	599,000	719,000	839,000
1,200,000	392,000	523,000	654,000	785,000	916,000
1,300,000	425,000	567,000	709,000	851,000	993,000
1,400,000	458,000	611,000	764,000	917,000	1,070,000
1,500,000	491,000	655,000	819,000	983,000	1,147,000
1,600,000	524,000	699,000	874,000	1,049,000	1,224,000

Note:	Assumes age 65 typical retirement. Amounts represent total annual benefit payable under both the Retirement Plan and the SERP. The amount shown is for a single life annuity. If another form of benefit is elected, such as a joint and survivor annuity, the benefit amount will be lower.

Compensation under the Retirement Plan and SERP is generally based upon the total annual cash compensation paid to the participant (not to exceed $200,000 for 2002 under the Retirement Plan only) for services rendered to the Company and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation and the value of employer contributions to employee benefit plans. The benefits listed in the Pension Plan Table are not subject to any deduction for social security or other offset amounts. Covered compensation under the Retirement Plan in 2002 (without Code limitations) was $1,594,821, $889,000, $677,000, $570,000, and $580,000 for Messrs. Haughton, Smith, Seaman, Bacigalupi and Lorenzen, respectively. As of December 31, 2002, Messrs. Haughton, Smith, Seaman, Bacigalupi and Lorenzen had approximately 33, 26, 27, 6 and 18 years of credited service, respectively, under the SERP. Messrs. Haughton, Smith, Seaman and Lorenzen each had 7.667 years of credited service under the Retirement Plan. Mr. Bacigalupi had 6.167 years of credited service under the Retirement Plan.

The Compensation Committee Report on Executive Compensation, related disclosure including the Performance Graph, and those portions of the Audit Committee Report included in Appendix A that are not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

This report is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of the Company’s Chief Executive Officer and other senior officers of the Company.

The Compensation Committee consists exclusively of outside directors who meet the standards of independence prescribed by the federal securities, tax or other laws relating to the Committee’s duties and responsibilities. The Chair of the Committee rotates every two to three years and the Chair presides over executive sessions of the Committee at the conclusion of regularly scheduled Committee meetings. The Committee met five times in 2002.

The Compensation Committee establishes and administers the Company’s executive compensation program. The Committee makes recommendations to the Board of Directors with respect to incentive compensation plans and equity based plans. The Committee evaluates and establishes the Company’s compensation strategy annually, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee annually reviews the compensation packages of the Named Executive Officers and every two years conducts a comprehensive review of the Company’s compensation objectives, policies and programs for all executive officers. The purpose of this review is to ascertain whether the Company’s total compensation program remains competitive to attract, retain and motivate skilled executives who are capable of developing and implementing a business strategy designed to build stockholder value. The most recent comprehensive review was completed in 2003.

The Committee reviews and approves all compensation actions for the Chief Executive Officer. The Committee also reviews and sets base salary levels, annual incentive awards and long-term incentives for those executive officers who have company-wide authority with salaries exceeding levels set by the Board of Directors or who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

The Committee’s 2002 compensation actions and policies were based on market and pay level practices provided by Hewitt Associates LLC, an outside consulting firm retained by the Committee that specializes in executive compensation, internally generated information, comparative pay practice data, and its own review of the executive compensation programs.

COMPENSATION PHILOSOPHY.    The objectives of the Company’s executive compensation program are to:

•	tie total compensation for executives closely to the creation of stockholder value;

•	provide incentives for achieving and exceeding the Company’s short and long-term financial goals; and

•	retain and attract highly talented executives by providing competitive compensation opportunities.

These goals are supported by the three major elements of the Company’s compensation program: competitive base salaries, annual incentives, and long-term incentives.

The Company’s competitors for executive talent are not necessarily the same companies that would be included in an industry index established to compare stockholder returns because the Company requires skills and perspectives from a broader range of backgrounds. Thus, the comparable companies for all elements of executive compensation are not necessarily limited to those contained in the industry group index used in the performance comparison graph included in this Proxy Statement. In determining compensation levels, the Committee considers, among other things, the individual’s scope of responsibilities and contributions, level of experience, business performance, labor market conditions, and current compensation as compared to market practice.

BASE SALARIES.    Base salary levels are generally defined as the median (50th percentile) level among companies for which the Company competes for executive talent. The Committee reviews salary ranges and individual salaries for executive officers annually. In 2002, the Committee implemented base salary increases that averaged 4.6% for the Named Executive Officers (excluding the Chief Executive Officer).

ANNUAL INCENTIVES.    Annual incentive awards are designed to focus management employees on key financial measures that promote stockholder value through prudent growth and profitability and are designed to provide market median levels of compensation for performance at target performance levels, and enhanced compensation for superior performance relative to the Company’s financial objectives. The Committee approves the Company’s performance measures shortly after the beginning of each fiscal year. The Committee certifies annually that awards payable as annual incentives correspond to the performance measures previously established. Each year the Company’s independent auditors perform certain agreed-upon annual incentive compensation computation procedures and issue a report to the Committee of their results. The 2002 annual incentive award, which was paid in February 2003, was based upon the Company’s results vis-à-vis two performance measures for the year:

•	2002 net operating income (excluding realized gains and losses, extraordinary items under GAAP, and items disclosed as non-operating in the Company’s earnings press releases); and

•	2002 net operating income from the Company’s strategic investments in place as of December 31, 2001.

These two factors were weighted 60% and 40%, respectively. No payouts are made as an annual incentive award unless the Company earns a threshold return on average equity that is at least four percentage points above the 10-year U.S. Treasury bond yield for the year. The annual incentive awards for 2002 for the Named Executive Officers were based solely on achieving the two performance measures, with the exception of certain bonus amounts (not exceeding $4,500 as to any individual) paid to certain Named Executive Officers, not including the Chief Executive Officer.

LONG-TERM INCENTIVES.    Long-term incentives, generally stock options, reward management for increasing stockholder value and are designed to develop stock ownership among key executives. Long-term incentives seek to better align the executive’s interest with those of the stockholders. They are generally targeted to position the Company’s executives competitively between the 50th and 75th percentile of the Company’s peer group, depending upon the performance of the Company’s common stock. Stock options are awarded on an annual basis to officers and key employees of the Company and its affiliates. Stock options and other long-term incentive awards are made under the Company’s Equity Incentive Plan.

During 2002, executive officers received an annual award of stock options that vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with the Company. The stock options granted have a per share exercise price equal to 100 percent of the fair market value of a share of common stock on the grant date, with a maximum term of up to ten years.

EXECUTIVE STOCK OWNERSHIP.    The Company’s focus on stockholder value creation is further supported by its policy for minimum stock ownership levels for senior executives. Every senior executive is required to achieve an ownership stake in the Company that has a market value equal to a minimum range from one to three times such executive’s annual base salary. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirectly through various of the Company’s 401(k), deferred compensation or equity incentive plans, or through vested stock options where the exercise price is less than the current market price of the Company’s common stock (and such vested options are valued at the amount by which the market price of the Company’s common stock exceeds the option’s exercise price). The applicable level of stock ownership is to be achieved over a period of five years from the date of becoming an executive officer. The stock ownership levels of the Company’s Named Executive Officers are shown on page 15 of this Proxy Statement.

ADDITIONAL AWARDS and OTHER PROGRAMS.    The Committee may grant additional short-term and long-term awards to recognize increased responsibilities or special contributions to attract new hires to the Company, to retain executives, or to recognize special circumstances. The Company also provides its executive officers with life and medical insurance; pension, savings and compensation deferral programs; and other benefits that are competitive with market practices.

POLICY ON DEDUCTIBILITY OF COMPENSATION.    The Committee also considers whether compensation paid to the Company’s senior executives will be fully tax deductible to the Company. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other four most highly compensated Named Executive Officers. The general rule is that annual compensation paid to any of these executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee has adopted a policy with respect to Section 162(m) providing that the compensation program continue to meet all the current tests required for compensation to be deductible for federal income tax purposes. The Committee has the discretion to make nondeductible awards, to the extent consistent with the Company’s best interest, to reward employees for excellent service or recruit new executives while taking into consideration the financial effects such action may have on the Company. All compensation paid by the Company to its senior executives in 2002 was fully tax deductible.

CEO COMPENSATION AND EVALUATION.    In 2002, the Committee recommended, and the Board approved, an increase in Mr. Haughton’s base salary from $625,000 for 2001 to $650,000 for 2002. This increase was intended to make Mr. Haughton’s salary competitive with those companies with whom the Company compares itself and recognized the Company’s strong operating results in 2001. Mr. Haughton received an annual incentive award of $908,644, based upon the Company’s strong performance in 2002 which exceeded the target 2002 annual incentive performance measure approved by the Committee and discussed above. In accordance with the Equity Incentive Plan and in connection with the compensation levels approved by the Committee for key executives, Mr. Haughton was granted a stock option in 2002 covering 130,000 shares (on a post-stock split adjusted basis) in consideration of his role and importance to the Company and to strongly align him with stockholder objectives. The stock option granted to Mr. Haughton vests in three equal installments on the first, second and third anniversaries of the date of grant. The stock option has a post-split exercise price of $35.21 per share (100% of the fair market value on the date of grant), with a maximum term of ten years.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ronald H. Zech, Chair

Raymond L. Ocampo Jr., Vice-Chair

Wayne E. Hedien

Louis G. Lower II

Dr. Kenneth T. Rosen

Steven L. Scheid

PERFORMANCE GRAPH

The graph shown below compares the cumulative total stockholder return for the Company’s common stock for the last five fiscal years with that of the Standard & Poor’s 500 Index, the Russell 1000 Financial Services Index and the Mortgage Insurance Company Index. The graph plots the changes in value of an initial $100 investment over the indicated time periods, assuming all dividends are reinvested quarterly. The total stockholders’ returns are not necessarily indicative of future returns.

COMPARISON OF THE PMI GROUP, INC. AND BENCHMARKS

TOTAL RETURN INDEX

TOTAL RETURN* AND TOTAL RATE OF RETURN**

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
S&P 500 Total Rate of Return – (2.84)%	100	128.52	155.53	141.37	124.64	97.16
The PMI Group, Inc. Total Rate of Return – 26.55%	100	68.51	101.97	141.81	140.73	126.55
Russell 1000 Financial Services Total Rate of Return – 3.52%	100	108.96	112.51	141.95	122.13	103.52
MI Index Total Rate of Return – (6.90)%	100	63.64	92.21	114.17	113.05	93.10

Note:	These numbers represent an index of total return performance of the Company’s common stock vs. the S&P 500, Russell 1000 Financial Services and the Mortgage Insurance Company indices (the latter including Radian Group, Inc., MGIC Investment Corporation and Triad Guaranty, Inc.) using the starting date of December 31, 1997 with a value of $100.

*Total Return    =    Capital Appreciation + Dividend Income for the period 12/31/97 – 12/31/02

**Total Rate of Return	=	Total Return – 100 100

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised solely of outside directors. The Compensation Committee members are Ronald H. Zech, Chair, Raymond L. Ocampo Jr., Vice Chair, Wayne E. Hedien, Louis G. Lower II, Dr. Kenneth T. Rosen and Steven L. Scheid. None of these individuals was an officer or employee of the Company at any time during the 2002 fiscal year or at any other time. No executive officer of the Company served on the board of directors or compensation committee of another entity, or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by the Company, and certain written representations received from the Company’s directors and executive officers, the Company believes that, during 2002, all reports required to be filed under Section 16(a) were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

ITEM 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent public auditors to audit the financial statements of the Company for the year ending December 31, 2003. During 2002, Ernst & Young LLP audited the financial statements of the Company and performed certain audit-related, tax and other services. One or more representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of the Company’s auditors. For approval, a majority of shares present and entitled to vote must be voted “for” this item. Abstentions will be counted as shares present at the meeting and will have the effect of a vote “against” this item. Broker non-votes will not be counted as shares voted and will have no effect on the outcome of the vote. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors of the Company will consider the appointment of other auditors. Ernst & Young LLP will not provide internal audit services to the Company in 2003. Deloitte & Touche LLP currently provides internal audit services to the Company and reports directly to the Audit Committee.

Under the amended Audit Committee Charter, which was adopted by the Board of Directors in April 2003, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. The Audit Committee has established policies and procedures for the pre-approval of specified non-audit services to be performed by Ernst & Young LLP for the Company and its subsidiaries. The Audit Committee has approved, pursuant to detailed policies and procedures, the engagement of Ernst & Young LLP to provide certain tax services, due diligence services and accounting-

and auditing-related services provided that (1) the total fees and expenses for each category of services do not exceed $100,000 in the aggregate during a specified period, and (2) the total fees and expenses to be paid for all engagements entered into pursuant to the policies and procedures do not exceed $300,000 in the aggregate during the specified period. Additionally, an engagement letter satisfying specific requirements must be entered into before any such non-audit services may be provided by Ernst & Young LLP, and the Company must provide a report to the Audit Committee of each non-audit service performed pursuant to the policies and procedures at the first meeting of the Audit Committee held following the commencement of such service. The Company and its subsidiaries may not engage Ernst & Young LLP to provide any non-audit services that are not within the above-described categories of non-audit services without the pre-approval of the Audit Committee or an Audit Committee member who has been delegated with approval authority in accordance with the rules of the SEC. The Company and its subsidiaries are further prohibited under the polices and procedures from engaging Ernst & Young LLP to provide certain other non-audit services.

Audit Fees.    Fees for audit services totaled approximately $1,480,000 for the year ended December 31, 2002 and approximately $534,000 for the year ended December 31, 2001, including fees for the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, consents, comfort letter for the Company’s 2001 convertible debt offering, and audits of statutory financial statements required by state insurance departments and international regulatory bodies.

Audit-Related Fees.    Fees for audit-related services totaled approximately $561,000 for the year ended December 31, 2002 and approximately $1,130,000 for the year ended December 31, 2001. Audit-related services principally include due diligence in connection with acquisitions, actuarial opinions required by state insurance departments and international regulatory bodies, audits of employee benefit plans, and internal audit outsourcing services that were permitted under the independence rules adopted by the SEC in 2000. As noted above, Ernst & Young LLP no longer performs internal audit outsourcing for the Company.

Tax Fees.    Fees for tax services, including tax advice and tax planning, totaled approximately $78,000 for the year ended December 31, 2002 and approximately $94,000 for the year ended December 31, 2001.

All Other Fees.    Fees for all other services not included above totaled approximately $73,000 for the year ended December 31, 2002 and approximately $59,300 for the year ended December 31, 2001. These amounts principally related to actuarial review services relating to the Company’s settlement of a class action lawsuit and for two of its subsidiaries.

The Audit Committee has considered whether the provision of services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of the Company’s bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2004 Annual Meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 20, 2003. Such proposals should be sent in writing by certified mail to the Secretary of the Company at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with the Company’s bylaws, in order to be properly brought before the 2004 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws must be received by the Company not before January 23, 2004, nor later than February 22, 2004, to be timely for consideration at the 2004 Annual Meeting. Such proposals and nominations should be sent in writing by certified mail to the Company’s Secretary at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

Victor J. Bacigalupi

Senior Executive Vice President,

General Counsel and Secretary

April 17, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A:

THE PMI GROUP, INC.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by, and meet the experience requirements of, applicable listing standards of The New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The Audit Committee Charter, which was last amended and restated by the Board in April 2003, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements and related controls, procedures, compliance and other matters with management and the independent auditors. These discussions included those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to internal audit services provided by the independent auditors performing internal audit services, has considered whether provision of internal audit services by such independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. Internal audit functions are not currently provided by the independent auditors.

The Audit Committee performs the duties set forth in its Charter. The Charter provides that the Audit Committee shall review, evaluate, and make recommendations with respect to financial statement preparation and related matters. The Charter gives the Audit Committee the ability to properly monitor the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the Company’s financial statements are fairly stated in all material respects, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

A-1

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

MARIANN BYERWALTER, CHAIR

CARMINE GUERRO, VICE CHAIR

DR. JAMES C. CASTLE

JOHN D. ROACH

RICHARD L. THOMAS

MARY LEE WIDENER

A-2

APPENDIX B:

THE PMI GROUP, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with management’s policies and procedures regarding legal and regulatory requirements and (3) the independence of the external auditors and the performance of the Company’s internal and external auditors.

The Audit Committee and its members shall meet the independence, experience and other requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually, recommend any proposed changes to the Board for approval and publish it in accordance with SEC regulations.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, including off-balance sheet structures, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of estimates and judgments by management that would result in lower revenues and/or profits and in higher asset write-offs and /or greater liabilities on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives.

5.	Review with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditors’ reviews of the quarterly financial statements) prior to the release of quarterly earnings, provided that the Audit Committee can be represented by its Chair.
6.	Review disclosures made to the Audit Committee by the Company’s chief executive officer and financial officer during their certifications process for the annual report on Form 10-K and quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

10.	The Audit Committtee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, or may establish policies and procedures for pre-approval, consistent with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission.

11.	Receive periodic reports from the independent auditor regarding the auditor’s independence in accordance with applicable standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

12.	Review and discuss quarterly reports from the independent auditors, including on:

a.	All critical accounting polices and practices used by the Company.

b.	All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.	Other material communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

13.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

14.	Ensure the rotation of audit partners (as defined by the Commission) as required by law.

15.	Approve in advance the Company’s hiring of employees of the independent auditor who participated in any capacity in the audit of the Company.

16.	Discuss with the independent auditor issues upon which it consulted with its national office.

17.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the internal auditors for the purpose of preparing or issuing an audit report or related work. The internal auditors shall report directly to the Audit Committee.

18.	Review the significant reports to management prepared by the internal auditors and management’s responses.

19.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

20.	Obtain from the independent auditor assurance that if it detects or becomes aware of any illegal act, the Audit Committee is adequately informed and provides a report if the independent auditors have reached specific conclusions with respect to such illegal acts, as described under Section 10A of the Private Securities Litigation Reform Act of 1995.

21.	Obtain reports from management, the Company’s internal auditors and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Business Ethics Handbook, including disclosures of insider and affiliated party transactions.

22.	Discuss with the independent auditor the matters required to be discussed by all relevant Statements on Auditing Standards, including but not limited to Statement on Auditing Standard No. 61, relating to the conduct of the audit.

23.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

24.	Review with the independent and internal auditors any problems or difficulties such auditors may have encountered and any management or other letter provided by the auditors and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

b.	Any changes required in the planned scope of the audits.

c.	The internal auditor’s responsibilities, budget and staffing.

25.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s guidelines for ethical conduct.

27.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28.	Meet at least quarterly with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions.

29.	Meet at least four times annually with agendas for such meetings prepared or approved in advance by the Audit Committee Chair.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor.

A PPENDIX C:

BOARD GUIDELINES ON

SIGNIFICANT CORPORATE GOVERNANCE ISSUES

1.	Chairman of the Board and Chief Executive Officer Positions

The Board should remain free to decide whether these positions should be held by the same person. The Board will thus be in position to determine the best arrangement for the Company and its shareholders, given the changing circumstances of the Company and the composition of the Board.

2.	Standing Committees of the Board

The Board will have the following standing committees: The Audit Committee, Compensation Committee and Governance & Nominating Committee. The Board may at any time form a new committee or disband an existing committee. Only outside directors may serve on the above committees, as provided in the By-Laws. Any committee shall have the power to hire advisers of its choice whose reasonable expenses shall be paid by the Company.

3.	Assignment and Rotation of Committee Members

The Governance & Nominating Committee, with the concurrence of the Chairman, recommends to the Board, and the Board designates, the members and the chair of the committees, except for the Governance & Nominating Committee, taking into account the wishes and experience of the individual directors. The Chairman of the Board shall recommend to the Board of Directors an individual to serve as Chair of the Committee, and those two individuals shall recommend to the Board of Directors other individuals to serve as members of the Governance and Nominating Committee. A majority of Directors, other than members of the Governance and Nominating Committee, shall elect the Chair and other members of the Governance and Nominating Committee.

The Board reviews committee membership annually and considers whether membership of any committee should be changed. There are no fixed terms for committee membership. Committee chairs shall serve for a term of up to three years.

4.	Committee Meetings

Committee meetings are generally scheduled to coincide with regular Board meetings. The chairman of any committee may call additional meetings face-to-face or by conference call, as needed.

5.	Committee Agendas

The chairman of each committee, in consultation with the appropriate officers and staff, develops the committee’s agenda. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

6.	Agendas for Board Meetings

The Chairman establishes the agenda for each Board meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

At least one Board meeting each year, normally in January or February, will be devoted to a review of the Company’s annual plan. The long-term strategic plan will be reviewed annually.

One Board meeting will be in conjunction with the annual shareholders’ meeting.

7.	Board Materials Distributed in Advance

Information that is important to the Board’s or a committee’s understanding of the business to be conducted is distributed to the members in advance of each meeting. Management attempts to make this material concise, while still providing the necessary information. This permits more meeting time to be spent on discussion and questions from directors. If the subject is too sensitive to be distributed in writing, the presentation will be made at the meeting.

8.	Regular Attendance of Non-Directors at Board Meetings

The Chief Executive Officer invites key members of management to regularly attend Board meetings.

9.	Executive Sessions of Outside Directors

The outside directors meet in executive session at least twice a year. The Chair of the Governance & Nominating Committee shall chair the executive session of the outside directors.

10.	Board Access to Senior Management

Board members may initiate contact with the Company’s management.

The Chief Executive Officer is encouraged to invite key members of management to Board meetings from time to time so that they may provide additional insight into the items being discussed. The Board expects that management will use this process to give exposure to managers with senior management potential.

11.	Board Compensation Review

Management reports annually to the Governance & Nominating Committee the status of the Company’s Board compensation in relation to peer companies.

Changes in Board compensation are proposed from time to time by the Governance & Nominating Committee, and are subject to discussion and concurrence by the Board.

12.	Size of the Board

The Board believes that 9 to 14 members is the optimum size range for this Board.

13.	Composition of the Board

The Board believes that in most situations the Chief Executive Officer should be the only employee-director, but certain circumstances may warrant the addition of not more than a few others.

14.	Corporate Governance

The Governance & Nominating Committee will develop and monitor the Company’s governance practices and procedures and directors’ responsibilities in conjunction with the Chairman and in consultation with senior management and outside advisers and report to the full Board as appropriate.

15.	Board Guideline on Independence for Outside Directors

The Company has adopted the following guideline on independence of nominees, as a part of the Guidelines for Selection of Nominees for the Board of Directors: “A nominee should be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and free of any significant business relationship with PMI except for the employment relationship of an inside director.”

16.	Director’s Ownership of Shares

Each director is expected, over time, to accumulate and retain common shares equal to 5x the annual retainer ($25,000). Ownership guidelines will be reviewed concurrently with a review of Board compensation. New Board members will be requested to purchase common shares upon their election to the Board.

17.	Resignation or Retirement of Officers as Board Members

The Board expects that when the Chief Executive Officer resigns from the position, he or she will resign from the Board at the same time.

The Board’s Policy on Retirement Age of Directors provides that a director who is also an officer of the Company or any of its subsidiaries shall retire from the Board when he or she retires as an officer.

18.	Board Membership Guidelines

The Governance & Nominating Committee will adopt written guidelines for Selection of Nominees for the Board of Directors.

19.	Selection of New Director Candidates

The Governance & Nominating Committee recommends nominees for election to the Board and will consider candidates recommended by the directors and shareholders.

20.	Extending the Invitation to a New Potential Director to Join the Board

An invitation to join the Board may be extended by the Board itself or, with the Board’s authorization, by the Chairman of the Governance & Nominating Committee or his/her designee.

21.	Assessing the Board’s Performance

The Chairman shall conduct, with the assistance of the Governance & Nominating Committee, an evaluation of Board performance annually, preferably in the first quarter of the year.

22.	Directors who Change their Present Job Responsibilities

Directors who change their principal employment or other responsibilities should offer to resign from the Board.

While such a resignation may not be accepted, the practice provides an opportunity for the Board, initially through the Governance & Nominating Committee, to review the appropriateness of the member’s continued membership on the Board.

23.	Term Limits

The Board has not established term limits but, on a regular basis, the Governance & Nominating Committee, in consultation with the Chairman will review each director’s continuation on the Board.

24.	Retirement Age

The Board’s Policy on Retirement Age of Directors provides that a director may not stand for re-election in the calendar year following the date of his/her 70th birthday. The age limit may be waived upon the recommendation of the Chairman and CEO and the concurrence of the Governance and Nominating Committee.

25.	Formal Evaluation of the Chief Executive Officer

The Board performs an annual evaluation of the Chief Executive Officer. The Governance & Nominating Committee shall provide a written assessment of the Chief Executive Officer as part of the Board’s annual evaluation. The results of the evaluation are communicated to the Chief Executive Officer by one or more of the directors.

The evaluation is based on broad-based objective criteria such as the Company’s overall performance, accomplishment of long-term strategic objectives, leadership development, etc.

The evaluation is used by the Compensation Committee in its annual review of the compensation of the Chief Executive Officer.

26.	Succession Planning

The Chief Executive Officer reports annually to the full Board on succession planning.

The Chief Executive Officer should also communicate to the full Board his or her current recommendation as to a successor in case the Chief Executive Officer becomes unable to perform his or her duties.

27.	Board Interaction with Institutional Investors, the Press, Customers, etc.

Management appoints persons to interact with institutional investors, the press and members of the public. Individual directors ordinarily do not communicate directly with these constituencies about Company matters, unless requested to do so by the Board or management.

28.	Director Education

Directors are strongly encouraged to attend annually an outside director education program. The Company shall reimburse the directors for all reasonable expenses incurred with attendance at such program

29.	Shareholder Rights Plan

Only outside directors may participate in the review, discussion and voting concerning a shareholder rights plan.

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 22, 2003

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. OR, IF YOU ARE A STOCKHOLDER OF RECORD, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2003

The undersigned, revoking any proxy previously given, hereby appoints W. Roger Haughton, L. Stephen Smith and Victor J. Bacigalupi, or any of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 22, 2003 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2003 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposal 2, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

Your proxy card must be received no later than 4:00 p.m. Pacific time on May 21, 2003 in order for the Proxies to vote your shares.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 22, 2003

VOTE BY TELEPHONE

QUICK ** EASY ** IMMEDIATE

TO VOTE YOUR PROXY BY MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TO VOTE YOUR PROXY BY TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

PLEASE DO NOT RETURN THE PROXY CARD IF VOTED BY TELEPHONE

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of 14 Directors:

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT

    (See instructions below)

NOMINEES:

☐  Mariann Byerwalter

☐  Dr. James C. Castle

☐  Carmine Guerro

☐  W. Roger Haughton

☐  Wayne E. Hedien

☐  Louis O. Lower II

☐  Raymond L. Ocampo Jr.

☐  John D. Roach

☐  Dr. Kenneth T. Rosen

☐  Steven L. Scheid

☐  L. Stephen Smith

☐  Richard L. Thomas

☐  Mary Lee Widener

☐  Ronald H. Zech

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 22, 2003

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. OR, IF YOU ARE A STOCKHOLDER OF RECORD, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

VOTING INSTRUCTIONS TO THE TRUSTEE

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2003

The undersigned, revoking any proxy previously given, hereby authorizes and instructs the Trustee of The PMI Group, Inc. Savings and Profit-Sharing Plan and Alternative 401(k) Plan to represent and vote all shares of common stock held for the undersigned in the PMI Group, Inc. Savings and Profit-Sharing Plan and Alternative 401(k) Plan and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 22, 2003 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2003 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted by the Investment Committees the The PMI Group, Inc.’s Savings and Profit-Sharing Plan and Alternative 401(k) Plan on the proposals and upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 22, 2003

401(k) PLAN PARTICIPANTS

VOTE BY TELEPHONE

QUICK ** EASY ** IMMEDIATE

TO VOTE YOUR PROXY BY MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TO VOTE YOUR PROXY BY TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

PLEASE DO NOT RETURN THE PROXY CARD IF VOTED BY TELEPHONE

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.	Election of 14 Directors:

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT

      (See instructions below)

NOMINEES:

☐  Mariann Byerwalter

☐  Dr. James C. Castle

☐  Carmine Guerro

☐  W. Roger Haughton

☐  Wayne E. Hedien

☐  Louis O. Lower II

☐  Raymond L. Ocampo Jr.

☐  John D. Roach

☐  Dr. Kenneth T. Rosen

☐  Steven L. Scheid

☐  L. Stephen Smith

☐  Richard L. Thomas

☐  Mary Lee Widener

☐  Ronald H. Zech

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.